EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of March 31, 2006 between WEB.COM, INC., a Minnesota corporation (the “Company”) and JOSEPH A. NEWCOMB (“Executive”).

Executive and the Company are parties to an employment agreement dated of even date herewith (the “Employment Agreement”).

In accordance with the Employment Agreement, in connection with Executive’s entering into employment with the Company, Executive is to receive an award of one hundred thousand (100,000) shares of the common stock, $0.01 par value per share, of the Company (the “Common Stock”).

IN WITNESS WHEREOF, the Company and Executive hereby agree as follows:

1.  Grant. The Company hereby grants Executive one hundred thousand (100,000) shares (the “Shares”) of the Company’s common stock, which shares shall vest in sixty (60) consecutive monthly increments of 1.67% beginning on the first month following the date of this Agreement. This Agreement incorporates by reference the attached Terms and Conditions. Shares of Common Stock that are not yet vested are herein referred to as “Unvested Shares” while shares of Common Stock that are vested are herein referred to as “Vested Shares”. In addition any Unvested Shares then remaining shall become fully vested upon a change in the beneficial ownership of the Company’s voting stock or a change in the composition of the Board which occurs as follows:

(a) Any “person,” including a “syndication” or “group” as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding “Voting Securities,” which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

(b) The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company in their capacities as such immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

(c) If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): Persons who, prior to their election as a Director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company or the Nominating and Corporate Governance Committee thereof; or

(d) The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

2.  Non-Transferability. Executive shall not assign or transfer any Unvested Shares, other than by will or the laws of descent and distribution.

3.  Termination. Executive’s rights to any Unvested Shares, and the vesting of any Unvested Shares, will terminate automatically and without further notice at the close of business thirty (30) days following the termination of Executive’s employment for any reason.

4.  Investment Representations. Executive hereby represents that he is acquiring the Shares for Executive’s own account for investment and not with any present intention of selling or otherwise distributing them. Executive agrees to comply with applicable federal and state securities laws in connection with any sale, assignment or transfer of the Shares.

5.  Registration of Shares. Within ninety (90) days after the date hereof, the Company shall file a registration statement on an appropriate form under the Securities Act of 1934, as amended, to register the resale of the Shares. Prior to the effective date of any such registration statement any Shares issued under this Agreement shall bear an appropriate legend to the effect that any sale, assignment or transfer of the Shares may only be effected in compliance with an effective registration statement or any applicable exemption therefrom.

6.  Compliance with Law. The Shares are subject to the requirement that, if at any time counsel to the Company determines that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of the Shares, then the Shares may not to be sold, assigned or transfer, in whole or in part, unless the listing, registration, qualification, consent or approval has been effected or obtained on conditions acceptable to the Compensation Committee or unless such sale, assignment or transfer is otherwise permissible under any applicable exemption from registration.

7.  Recapitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by the Company’s shareholders, the number and kind of Shares are to be proportionately adjusted; except that no fractional Shares are to be issued in making the foregoing adjustments. All adjustments made by the Compensation Committee under this paragraph will be final, conclusive and binding upon Executive.

8.  Reorganization. If, while all or any portion of the Shares remain Unvested, the Company proposes to merge or consolidate with another corporation, whether or not the Company is to be the surviving corporation, or if the Company proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding shares of Common Stock are to be sold, then the Compensation Committee may, in its sole discretion, either (i) make appropriate provision for the protection of the Unvested Shares by the substitution on an equitable basis of (A) appropriate stock of the surviving corporation or its parent in the merger or consolidation, or other reorganized corporation that will be issuable in respect to the Unvested Shares, or (B) any alternative consideration as the Compensation Committee, in good faith, may determine to be equitable in the circumstances; and, in either case, require in connection therewith the surrender of the Unvested Shares so replaced. In any such case, the Compensation Committee may, in its discretion, accelerate the date on which the Unvested Shares, in whole or in part, becomes exercisable.

9.  Rights as Shareholder. Executive will have all of the rights of a shareholder of the Company with respect to all of the Shares (including the right to vote on matters for which a vote of shareholders is permitted or required), regardless of whether the Shares are Vested or Unvested, except as otherwise expressly set forth in this Agreement.

10.  Withholding of Taxes. The Company’s obligation to deliver Shares to Executive on any applicable date of vesting is subject to Executive’s satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company.

11.  No Special Employment Rights. No provision in this Agreement will be deemed to grant to Executive any right with respect to Executive’s continued employment with, or other engagement by, the Company or any subsidiary, parent or affiliate or interfere in any way with the ability of the Company or any subsidiary, parent or affiliate at any time to terminate Executive’s employment or other engagement or to increase or decrease Executive’s compensation from the rate in existence at the Grant Date.

12.  Other Employee Benefits. The amount of any compensation deemed to be received by Executive as a result of the vesting of any Shares will not constitute “earnings” with respect to which any other benefits of Executive are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

13.  Interpretation of this Agreement. All decisions and interpretations made by the Company’s Board of Directors or the Compensation Committee with regard to any question arising under this Agreement will be binding and conclusive on the Company and Executive.

14.  Choice of Law. This Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

15.  Successors and Assigns. This Agreement is to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns.

16.  Notices. Any notice provided for in this Agreement must be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:

Notices to Executive:

Joseph A. Newcomb
1048 Diamond Crest Ct.
Santa Barbara, CA 93110

Copy to:

Joseph A. Newcomb
Web.com, Inc.
303 Peachtree Center Ave., Suite 500
Atlanta, GA 30303

Notices to The Company:

Web.com, Inc.
303 Peachtree Center Avenue
Suite 500
Atlanta, Georgia 30303
Attn: Chief Executive Officer

or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

17.  Severability. Whenever possible, each provision of this Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any particular jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in the particular jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

18.  Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

19.  Amendment and Waiver. Subject to the next sentence, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding effect or enforceability of this Agreement. The Company unilaterally may waive any provision of this Agreement in writing to the extent that the waiver does not adversely affect the interests of Executive under this Agreement, but the waiver is not to operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Agreement.

[Signatures appear on following page]

The parties are signing this Agreement as of the date stated in the introductory clause.

WEB.COM, INC.

By:  /s/ Jonathan B. Wilson
        Name:  Jonathan B. Wilson
Title:  Senior Vice President

/s/ Joseph A. Newcomb
Joseph A. Newcomb